EXHIBIT 99.1

                        PRESS RELEASE DATED MAY 11, 2004










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[GRAPHIC OMITTED]                                     [GRAPHIC OMITTED]
                                                           FOR IMMEDIATE RELEASE

                                                                        CONTACT:
                                                                    VALERIE BENT
                                                                             CCG
                                                        OFFICE:     702 270-9696
                                                        MOBILE:     702 592-7570

                                                                GEOF WHEELWRIGHT
                                                              CIROND CORPORATION
                                                        OFFICE:     866 824-7662
                                                        MOBILE:     604 830-0095


               CIROND ANNOUNCES AIRPATROL SENSOR FOR 802.11 A/B/G
                               WIRELESS NETWORKS

SAN JOSE, CALIFORNIA - (MAY 11, 2004) - Cirond Corporation (NASDAQ OTCBB: CROO) today announced the immediate availability of its new AirPatrol Sensor for
802.11 a/b/g wireless networks. Designed to work primarily in conjunction with Cirond's flagship Winc Manager and AirPatrol Enterprise applications, the $500 sensor will help network administrators detect the existence of rogue wireless access points and rogue Ad-hoc wireless networks.

When several Cirond AirPatrol Sensors are used in combination with either Winc Manager or AirPatrol Enterprise, the solution will also pinpoint the location of any wireless access point or wireless user within range of the sensors - and display it on an on-screen map derived from a company's existing floor plan or CAD drawings.

"Our new sensor provides the perfect complement to our Winc Manager and AirPatrol Enterprise solutions, so that network administrators can quickly, confidently and economically secure their wired networks against the threat of unauthorized wireless networks - and more easily manage wireless networks when an organization chooses to deploy them," said Cirond CEO Nicholas Miller.





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PAGE 2                                         CIROND ANNOUNCES AIRPATROL SENSOR


The Cirond AirPatrol Sensor for 802.11 a/b/g wireless networks supports the IEEE 802.11a/b/g, 802.3, 802.3u and 802.3af standards and includes on-board Power over Ethernet (PoE). The company recommends ordering several sensors in conjunction with Cirond Winc Manager (for companies that already have wireless networks and wish to manage and secure those wireless networks) or in combination with AirPatrol Enterprise (which is designed primarily for corporations that do not currently have a wireless network and wish to secure their organization against the security threat posed by the unauthorized installation and use of wireless network equipment).

Cirond is demonstrating the new sensor at Booth 3041 during the Networld Interop exhibition in Las Vegas this week.

ABOUT CIROND

SAN JOSE, CALIFORNIA-BASED CIROND CORPORATION (OTCBB: CROO.OB) IS DEDICATED TO MAKING 802.11-BASED WIRELESS NETWORKS EASIER TO INSTALL AND WORK MORE EFFECTIVELY FOR CORPORATIONS, SMALL BUSINESSES, PROFESSIONALS AND CONSUMERS. CIROND PRODUCTS INCLUDE AIRPATROL MOBILE AND AIRPATROL ENTERPRISE (ROGUE ACCESS POINT DETECTION AND NETWORK SECURITY SOLUTIONS), WINC MANAGER (A COMPREHENSIVE WIRELESS NETWORK MANAGEMENT AND SECURITY SOLUTION), AND THE WINC AND POCKETWINC WIRELESS CONNECTIVITY TOOLS FOR THE WINDOWS AND POCKET PC FAMILY OF OPERATING SYSTEMS. CIROND PRODUCTS ARE AVAILABLE DIRECTLY THROUGH THE COMPANY'S WEB SITE AT HTTP://WWW.CIROND.COM OR THROUGH ITS NETWORK OF VALUE ADDED RESELLERS.

CIROND: MAKING WIRELESS WORK.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

FORWARD LOOKING STATEMENTS AS SET FORTH IN THIS PRESS RELEASE ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, THE PRICE/PERFORMANCE REQUIREMENTS OF CUSTOMERS, THE ABILITY TO SELL PRODUCTS INCORPORATING THE TECHNOLOGY, THE IMPACT AND PRICING OF COMPETING TECHNOLOGIES, THE INTRODUCTION OF ALTERNATIVE TECHNOLOGICAL SOLUTIONS, AND OTHER RISKS DETAILED FROM TIME-TO-TIME IN CIROND'S SEC FILINGS AND REPORTS.


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